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                         NU HORIZONS ELECTRONICS CORP.
                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
                                  (Unaudited)


                                     FOR THE THREE MONTHS ENDED
                                     --------------------------
                                          MAY          MAY
                                        31, 1997     31, 1996
                                        --------     --------

PRIMARY EARNINGS:
----------------

NET INCOME                             $ 1,502,388  $ 2,454,937
                                       ===========  ===========

WEIGHTED AVERAGE SHARES:

  Common shares outstanding              8,739,326    8,423,137

  Common share equivalents                  92,997      706,863
                                       -----------  -----------

  Weighted average number of
   common shares and common share
   equivalents outstanding               8,832,323    9,130,000
                                       ===========  ===========

PRIMARY EARNINGS PER
 COMMON SHARE:

  Net Income                                  $.17         $.27
                                              ====         ====

FULLY DILUTED EARNINGS:
----------------------

  Net Income                           $ 1,502,388  $ 2,454,937

  Net (after tax) interest expense
   related to convertible debt              85,000      101,589
                                       -----------  -----------


NET INCOME AS ADJUSTED                 $ 1,587,388  $ 2,556,526
                                       ===========  ===========
SHARES:

  Weighted average number of common
   common shares and common share
   equivalents outstanding               8,832,323    9,130,000

  Additional options
    not included above                   1,202,203      494,776

  Assuming conversion
   of convertible debt                     784,333      784,333
                                       -----------  -----------

  Weighted average number of common
   shares outstanding as adjusted       10,818,859   10,409,109
                                       ===========  ===========

FULLY DILUTED EARNINGS
PER COMMON SHARE                              $.15         $.25
                                              ====         ====